UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2008

Customer Acquisition Network Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141141	01-0692341
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

200 Park Avenue South Suite 908-909 New York, NY	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 712-0000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2008, the board of directors of Customer Acquisition Networks Holdings, Inc. (the “Company”) approved the appointment of Michael D. Mathews, Chief Executive Officer of the Company, to serve as its Interim Chief Financial Officer, Secretary, principal financial officer and principal accounting officer until such time as the Company appoints a permanent Chief Financial Officer to serve in such capacity.

Mr. Mathews, 46, has served as our Chief Executive Officer and President and a member of our board of directors since August 28, 2007. Mr. Mathews is a founder of the Company and has served as its Chief Executive Officer, President and a director since its inception in June 2007. From 2004 to 2007, Mr. Mathews served as the senior vice-president of marketing and publisher services for World Avenue USA, LLC, an Internet promotional marketing company. From 2002 to 2004, Mr. Mathews served as the founder and president of Ripple Effect International, Inc. From 1999 to 2002, Mr. Mathews served as the president of AGENCY.COM, an Internet marketing company. Mr. Mathews holds a MBA from Golden Gate University, San Francisco, CA and a BS in Marketing from San Francisco State University, San Francisco, CA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 15, 2008

Customer Acquisition Network Holdings, Inc.

By:	/s/ Michael D. Mathews
Michael D. Mathews
Chief Executive Officer